Exhibit 99.1

Cimarex Reports First Quarter 2015 Results

Production of 947 MMcfe per day; Up 28% Year-over-Year

Multiple Wolfcamp long laterals producing in Culberson County

DENVER, May 4, 2015 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) today reported a first quarter 2015 net loss of $414.9 million, or $4.84 per diluted share, primarily the result of a non-cash charge related to the impairment of oil and gas properties. The adjusted first quarter net loss was $31.7 million, or $0.37 per diluted share. First quarter 2015 adjusted cash flow from operations was $186.9 million versus $408.9 million a year ago(1).

Total company production averaged 946.7 million cubic feet equivalent (MMcfe) per day during the first quarter, a 28 percent increase from first quarter 2014. Year-over-year natural gas volumes increased 25 percent, oil volumes grew 31 percent and NGL volumes were up 29 percent.

Continued weakness in commodity prices impacted Cimarex's financial results for the quarter. Realized oil prices averaged $42.50 per barrel, down 54 percent versus a year ago and 35 percent sequentially. Natural gas prices were down 48 percent year-over-year and averaged $2.77 per Mcf compared to $5.32 per Mcf. NGL prices averaged $15.71 per barrel, down 61 percent from the $39.94 per barrel in the first quarter of 2014. (See table of Price and Production Data below.)

Cimarex invested $308 million in exploration and development during the first quarter which was funded with cash flow from operations and cash on hand. Total debt at March 31, 2015, consisted of $1.5 billion of long-term notes. Cimarex had no borrowings under its revolving credit facility and a cash balance of $121 million. Debt was 27 percent of total capitalization(2).

2015 Outlook

Cimarex now estimates total production volumes for 2015 to average 920–950 MMcfe per day, a midpoint increase of eight percent over 2014 volumes. Oil volumes are expected to grow 11-15 percent and gas volumes 3-6 percent. Total company production for the second quarter 2015 is projected to average 965-985 MMcfe per day. Capital investment budgeted for exploration and development remains at $0.9-$1.1 billion in 2015.

Expenses per Mcfe of production for the remainder of 2015 are estimated to be:

Production expense	$1.00 - $1.10
Transportation, processing and other expense	0.47 - 0.57
DD&A and ARO accretion*	2.30 - 2.40
General and administrative expense	0.20 - 0.24
Taxes other than income (% of oil and gas revenue) *Excludes the potential impact of any future ceiling test writedowns.	5.5 - 6.0%

Operations Update

Cimarex invested $308 million in exploration and development during the first quarter, 68 percent in the Permian Basin and 31 percent in the Mid-Continent. We completed 53 gross (33 net) wells during the quarter. At March 31, 2015, 59 gross (30 net) wells were awaiting completion. Cimarex is currently operating six drilling rigs.

WELLS BROUGHT ON PRODUCTION BY REGION

	For the Three Months Ended
	March 31,
	2015	2014
Gross wells
Permian Basin	42	34
Mid-Continent	11	39
Other	-	1
	53	74
Net wells
Permian Basin	30	21
Mid-Continent	3	14
Other	-	1
	33	36

Permian Region

Production from the Permian Basin averaged 487.8 MMcfe per day in the first quarter, a 41 percent increase over first quarter 2014. Quarterly oil volumes increased 36 percent year-over-year to 43,089 barrels per day and accounted for 53 percent of the region's total production for the quarter.

During the first quarter Cimarex completed and brought on production 42 gross (30 net) wells in the Permian region. There were 23 gross (16 net) wells waiting on completion on March 31.

The 42 gross wells completed consisted of 16 Avalon wells, 12 Second Bone Spring wells, two Texas Third Bone Spring wells and 12 Wolfcamp wells (six in Culberson area and six in Reeves County).

Cimarex now has seven long-lateral Wolfcamp D wells producing in Culberson County, Texas, with an average 30-day gross peak production rate of 2,378 BOE per day (26 percent oil, 45 percent gas, 29 percent NGL). Four 7,500-foot Wolfcamp A wells are also producing in Culberson County. Average 30-day peak production from these wells was 1,266 BOE per day (47 percent oil, 32 percent gas, 21 percent NGL).

Mid-Continent

The majority of Mid-Continent activity was in the Cana area in western Oklahoma, where Cimarex completed and brought on production seven gross (3 net) wells. At the end of the quarter, 27 gross (11 net) wells were waiting on completion. First quarter production from the Cana area averaged 350.0 MMcfe per day, representing 37 percent of Cimarex's total company production. Total Mid-Continent production averaged 444.1 MMcfe per day for the first quarter of 2015.

Cimarex completed an additional Meramec well in the first quarter bringing the total wells on production to seven. Average 30-day peak production from these wells was 10.0 MMcfe per day, with oil yields ranging from 17 barrels/MMcf to over 300 barrels/MMcf. Cimarex is currently drilling its first 10,000-foot long lateral in the Meramec formation.

Cimarex's average daily production and commodity price by region are summarized below:

DAILY PRODUCTION BY REGION

	For the Three Months Ended
	March 31,
	2015	2014
Permian Basin
Gas (MMcf)	150.4	102.5
Oil (Bbls)	43,089	31,624
NGL (Bbls)	13,156	9,124
Total Equivalent (MMcfe)	487.8	347.0

Mid-Continent
Gas (MMcf)	287.0	243.8
Oil (Bbls)	7,436	6,057
NGL (Bbls)	18,762	15,196
Total Equivalent (MMcfe)	444.1	371.3

Total Company
Gas (MMcf)	445.8	355.3
Oil (Bbls)	51,241	39,168
NGL (Bbls)	32,242	25,028
Total Equivalent (MMcfe)	946.7	740.4

AVERAGE REALIZED PRICE BY REGION

	For the Three Months Ended
	March 31,
	2015	2014
Permian Basin
Gas ($ per Mcf)	2.75	5.23
Oil ($ per Bbl)	42.48	91.55
NGL ($ per Bbl)	13.50	37.06

Mid-Continent
Gas ($ per Mcf)	2.75	5.39
Oil ($ per Bbl)	42.23	94.53
NGL ($ per Bbl)	17.26	41.90

Total Company
Gas ($ per Mcf)	2.77	5.32
Oil ($ per Bbl)	42.50	92.22
NGL ($ per Bbl)	15.71	39.94

Conference call and webcast

Cimarex will host a conference call Tuesday, May 5, at 11:00 a.m. EDT. The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To participate in the live, interactive call, please dial 866-367-3053 five minutes before the scheduled start time (international callers dial 1-412-902-4216). A replay will be available for one week following the call by dialing 877-344-7529 (international callers dial 1-412-317-0088); conference I.D. 10063893. The replay will also be available on the company's website or via the Cimarex App.

Investor Presentation

For more details on Cimarex's first quarter 2015 results, please refer to the company's investor presentation available at www.cimarex.com.

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the company is providing revised "2015 Outlook", which contains projections for certain 2015 operational and financial metrics. These forward-looking statements are based on management's judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K/A for the year ended December 31, 2014, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.

Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including, among other things: oil, NGL and natural gas price volatility; declines in the values of our oil and gas properties resulting in impairments; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; costs and availability of third party facilities for gathering, processing, refining and transportation; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing; higher than expected costs and expenses, including the availability and cost of services and materials; unexpected future capital expenditures; economic and competitive conditions; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; compliance with environmental and other regulations; derivative and hedging activities; risks associated with operating in one major geographic area; the success of the company's risk management activities; title to properties; litigation; environmental liabilities; the ability to complete property sales or other transactions; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

(1)	Adjusted net income (loss) and adjusted cash flow from operations are non-GAAP financial measures. See below for a reconciliation of the related amounts.

(2)	Reconciliation of debt to total capitalization, which is a non-GAAP measure, is: long-term debt of $1.5 billion divided by long-term debt of $1.5 billion plus stockholders' equity of $4.1 billion.

RECONCILIATION OF ADJUSTED NET INCOME (LOSS)

	For the Three Months Ended
	March 31,
	2015		2014
	(in thousands, net of tax, except per share data)

Net income (loss)	$(414,941)		$138,457
Impairment of oil and gas properties	383,225		—
Mark-to-market loss on open derivative positions	—		6,886
Adjusted net income (loss)	$(31,716)		$145,343
Diluted earnings (loss) per share	$(4.84)		$1.59
Adjusted diluted earnings (loss) per share	$(0.37)		$1.67

Diluted shares attributable to common stockholders and participating securities	85,770	*	87,177
Estimated tax rates utilized	36.5%		37.1%

Adjusted net income (loss) and adjusted diluted earnings (loss) per share excludes the noted item because management believes this item affects the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP earnings because:

a) Management uses adjusted net income (loss) to evaluate the company's operational trends and performance relative to other oil and gas exploration and production companies

b) Adjusted net income (loss) is more comparable to earnings estimates provided by research analysts

*	Participating securities and other dilutive shares are not included in the diluted share computation when a loss exists

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

	For the Three Months Ended
	March 31,
	2015	2014
	(in thousands)
Net cash provided by operating activities	$113,173	$348,024
Change in operating assets and liabilities	73,772	60,868
Adjusted cash flow from operations	$186,945	$408,892

Management believes that the non-GAAP measure of adjusted cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of cash flow from operating activities.  It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

PRICE AND PRODUCTION DATA

	For the Three Months Ended
	March 31,
	2015	2014

Gas:
Total production (MMcf)	40,125	31,973
Daily production (MMcf)	446	355
Price (per Mcf)	$2.77	$5.32

Oil:
Total production (Bbls)	4,611,655	3,525,129
Daily production (Bbls)	51,241	39,168
Price (per Bbl)	$42.50	$92.22

NGLs:
Total production (Bbls)	2,901,821	2,252,479
Daily production (Bbls)	32,242	25,028
Price (per Bbl)	$15.71	$39.94

OIL AND GAS CAPITALIZED EXPENDITURES

	For the Three Months Ended
	March 31,
	2015	2014
	(in thousands)
Acquisitions:
Proved	$30	$—
Unproved	1,869	—
	1,899	—

Exploration and development:
Land and Seismic	22,690	65,325
Exploration and development	285,527	401,702
	308,217	467,027

Sale proceeds:
Proved	(1,145)	—
Unproved	—	—
	(1,145)	—

	$308,971	$467,027

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (unaudited)

	For the Three Months Ended
	March 31,
	2015	2014

	(in thousands, except per share data)

Revenues:
Oil sales	$196,005	$325,071
Gas sales	110,962	170,097
NGL sales	45,600	89,957
Gas gathering and other, net	8,435	14,091
	361,002	599,216
Costs and expenses:
Impairment of oil and gas properties	603,599	—
Depreciation, depletion, amortization and accretion	218,514	177,149
Production	82,211	75,141
Transportation, processing, and other operating	39,642	44,248
Gas gathering and other	8,864	8,784
Taxes other than income	21,981	33,621
General and administrative	15,938	20,712
Stock compensation	5,155	3,724
(Gain) loss on derivative instruments, net	—	15,735
Other operating, net	524	103
	996,428	379,217

Operating income (loss)	(635,426)	219,999

Other (income) and expense:
Interest expense	20,137	13,044
Amortization of deferred financing costs	1,119	998
Capitalized interest	(9,417)	(7,290)
Other, net	(3,585)	(6,955)

Income (loss) before income tax	(643,680)	220,202
Income tax expense (benefit)	(228,739)	81,745

Net income (loss)	$(414,941)	$138,457

Earnings (loss) per share to common stockholders:

Basic	$(4.84)	$1.59
Diluted	$(4.84)	$1.59

Dividends per share	$0.16	$0.16

Shares attributable to common stockholders:
Unrestricted common shares outstanding	85,770	85,443
Diluted common shares	85,770	85,579

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	N/A*	87,042
Fully diluted shares	N/A*	87,177

Comprehensive income (loss):
Net income (loss)	$(414,941)	$138,457
Other comprehensive income:
Change in fair value of investments, net of tax	101	40
Total comprehensive income (loss)	$(414,840)	$138,497

*	Due to the net loss, shares of 87,682, which include participating securities, are not considered in the loss per share calculation

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended
	March 31,
	2015	2014
	(in thousands)

Cash flows from operating activities:
Net income (loss)	$(414,941)	$138,457
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Impairment of oil and gas properties	603,599	—
Depreciation, depletion, amortization and accretion	218,514	177,149
Deferred income taxes	(228,739)	81,745
Stock compensation	5,155	3,724
(Gain) loss on derivative instruments	—	15,735
Settlements on derivative instruments	—	(4,787)
Changes in non-current assets and liabilities	1,046	(4,207)
Amortization of deferred financing costs and other, net	2,311	1,076
Changes in operating assets and liabilities:
Receivables, net	72,397	(35,529)
Other current assets	9,894	(16,772)
Accounts payable and other current liabilities	(156,063)	(8,567)
Net cash provided by operating activities	113,173	348,024
Cash flows from investing activities:
Oil and gas expenditures	(371,106)	(420,040)
Sales of oil and gas assets and other assets	1,180	104
Other capital expenditures	(18,848)	(19,854)
Net cash used by investing activities	(388,774)	(439,790)
Cash flows from financing activities:
Net bank debt borrowings	—	101,000
Dividends paid	(13,947)	(12,143)
Issuance of common stock and other	4,618	2,908
Net cash provided by (used in) financing activities	(9,329)	91,765
Net change in cash and cash equivalents	(284,930)	(1)
Cash and cash equivalents at beginning of period	405,862	4,531
Cash and cash equivalents at end of period	$120,932	$4,530

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
	March 31,	December 31,
	2015	2014
Assets	(in thousands, except share data)
Current assets:
Cash and cash equivalents	$120,932	$405,862
Receivables, net	339,711	412,108
Oil and gas well equipment and supplies	81,462	89,780
Deferred income taxes	10,077	13,475
Other current assets	9,003	10,579
Total current assets	561,185	931,804
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	14,761,734	14,402,064
Unproved properties and properties under development, not being amortized	713,409	759,149
	15,475,143	15,161,213
Less – accumulated depreciation, depletion, amortization and impairment	(9,067,931)	(8,257,502)
Net oil and gas properties	6,407,212	6,903,711
Fixed assets, net	213,358	211,031
Goodwill	620,232	620,232
Other assets, net	58,064	58,515
	$7,860,051	$8,725,293
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$74,749	$138,051
Accrued liabilities	336,606	447,384
Revenue payable	141,840	190,892
Total current liabilities	553,195	776,327
Long-term debt	1,500,000	1,500,000
Deferred income taxes	1,522,629	1,754,706
Other liabilities	198,089	193,628
Total liabilities	3,773,913	4,224,661
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 87,673,459 and 87,592,535 shares issued, respectively	877	876
Paid-in capital	2,011,454	1,997,080
Retained earnings	2,072,603	2,501,574
Accumulated other comprehensive income	1,204	1,102
	4,086,138	4,500,632
	$7,860,051	$8,725,293

CONTACT: Cimarex Energy Co., Karen Acierno, 303-285-4957, www.cimarex.com